                                                                    Exhibit 23.1


                    [LICHTER, WEIL & ASSOCIATES LETTERHEAD]




              Consent of Independent Certified Public Accountants


EUPA International Corporation
Pasadena, California


We hereby consent to the use in the Annual Report Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934, Form 10-KSB, of our report dated March 20, 2003, relating to the financial statements of EUPA International Corporation.



/s/ Lichter, Weil & Associates


San Diego, California
March 27, 2003






                                     Member

               California Society of Certified Public Accountants
               American Institute of Certified Public Accountants